Exhibit 3.1

As adopted by the Board of Directors

September 15, 2005


                           SECOND AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                ACTIVISION, INC.

                                    ARTICLE I

                                     OFFICES

     1.1. Registered Office. The registered office of Activision, Inc. (the "Corporation") within the State of Delaware shall be established and maintained at the location of the registered agent of the Corporation. The Corporation was originally organized as Activision Holdings, Inc.

     1.2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     2.1. Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     2.2. Date and Hour of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

     2.3. Purposes of Annual Meetings. At each annual meeting, the stockholders shall elect the members of the Board of Directors to succeed those whose terms expire. At any such annual meeting any other business as may properly come before the meeting may be transacted.

     2.4. Special Meetings of Stockholders. Except as required by law and subject to the rights of the holders of any series of Preferred Stock of the Corporation established pursuant to the provisions of the Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors or by the Chairman or Co-Chairman of the Board of Directors. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board of Directors or the Chairman or Co-Chairman of the Board of Directors call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors or the Chairman or Co-Chairman of the Board of Directors and pursuant to the Corporation's notice of meeting.

     2.5. Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice, (i) delivered by hand, (ii) sent by telecopier, provided that a copy is mailed, postage prepaid, (iii) sent by Express Mail, Federal Express or other express delivery service, (iv) sent by telegram or (v) the mailing thereof by first-class mail, postage prepaid, stating the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, except as otherwise herein provided or as required by law and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the Corporation.

     2.6. Quorum of Stockholders. (a) At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

     (b) In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

     (c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

     (d) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall

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be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     2.7. Chairman and Secretary of Meeting. Such person as the Board of Directors may have designated, or in the absence of such a person, the Chairman or in his absence, the Co-Chairman, or in his absence, the President, or, in his absence, a Vice President, shall call to order any meetings of the stockholders and act as presiding officer of the meeting. The Secretary or, in his absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

     2.8. Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in such stockholder's name on the books of the Corporation on the record date for the meeting. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

     2.9. Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     2.10. Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by one or more inspectors. Such inspector(s) may be appointed by the presiding officer before or at the meeting; or if one or more inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

     2.11. List of Stockholders. (a) At least ten days before every meeting of stockholders the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

     (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

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     (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the number of shares held by each of them, the list required by this Section 2.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     2.12. Conduct of Business. The presiding officer of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The presiding officer shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     2.13. Action By Consent Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty
(60) days of the date of the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section 2.13. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     2.14 Advance Notice Procedures. Subject to the rights of holders of any series of Preferred Stock established pursuant to the provisions of the Second Amended and Restated Certificate of Incorporation, nominations for the election of directors and business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder entitled to vote generally in the election of directors; provided, that any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

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          (i) the name and address of the stockholder who intends to make the nominations or propose the business as they appear on the Corporation's books and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

          (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Common Stock beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Common Stock beneficially owned by such stockholder; and

          (v) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

                                   ARTICLE III

                                    DIRECTORS

     3.1. Powers of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.

     3.2. Number, Method of Election, Terms of Office of Directors. (a) The number of directors which shall constitute the Board of Directors shall be one
(1) or more unless changed by action of the Board of Directors. Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, provided, however, that a director may resign at any time. Directors need not be stockholders.

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     (b) Number. The Board of Directors shall be comprised of not fewer than three (3) members and not more than nine (9) members and such minimum and maximum number may be changed from time to time by resolution of the Board of Directors. The number of authorized directors being initially fixed at eight
(8), and may be changed from time to time by a resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors, except in each case as may be provided pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of the Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances.

     3.3. Vacancies on Board of Directors; Removal. (a) Any director may resign his office at any time by delivering his resignation in writing or electronic transmission to the Chairman, Co-Chairman or the Secretary. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     (b) Vacancies. Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall, unless otherwise required by law, only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term specified in the resolution providing for such increase.

     (c) Removal. Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation, given at a special meeting of the stockholders called for that purpose.

     3.4. Meetings of the Board of Directors. (a) The Board of Directors may hold their meetings, both regular and special, either within or without the State of Delaware.

     (b) Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

     (c) The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

     (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or Co-Chairman or at the written request of any one director.

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     (e) The Secretary shall give notice to each director of any special meeting of the Board of Directors by mailing the same at least three days before the meeting or by telegraphing, telexing, electronic transmission, including e-mail, or delivering the same not later than the day before the meeting. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

     3.5. Quorum and Action. Unless provided otherwise by law or the Certificate of Incorporation, a majority of the whole Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

     3.6. Presiding Officer and Secretary of Meeting. The Chairman, or, in his absence, the Co-Chairman, or in his absence, the President or any Vice President, or, in their absence a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer may appoint a secretary of the meeting.

     3.7. Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or any committee designated by the Board, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission are filed with the minutes or proceedings of the Board or any committee designated by the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     3.8. Action by Telephonic Conference. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

     3.9. Committees. (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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     (b) Any such committee, to the extent provided in the resolution or resolutions of the Board of Directors, or in these by-laws, but subject to the limitations set forth in applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     3.10. Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     4.1. Officers. (a) The senior officers of the Corporation shall be a Chairman, Co-Chairman, President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors and the Chairman of the Board shall each have power to add designations to the aforesaid offices and to create such other offices as each may from time to time deem expedient, and the Board of Directors shall, at some convenient time after each annual meeting, elect senior officers of the Corporation for the ensuing year. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     (b) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     (c) The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     4.2. Removal of Elected Officers. Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.

     4.3 Duties. (a) Chairman and Co-Chairman. The Chairman and Co-Chairman shall have such powers and perform such duties as the Board of Directors may determine, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation. In the absence or incapacity of the Chairman or Co-Chairman, the Board of Directors shall determine which other officer shall perform the duties of that office.

     (b) President. The President shall have such powers and perform such duties as the Board of Directors, the Chairman or Co-Chairman may determine, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation. In the absence or incapacity of the President, the

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Board of Directors, Chairman or Co-Chairman shall determine which other officer shall perform the duties of that office.

     (c) Vice President. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the Chairman, Co-Chairman or President. In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers and be subject to all the restrictions upon the President.

     (d) Treasurer. The Treasurer shall (1) have charge and custody of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (3) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board of Directors; and (4) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chairman, Co-Chairman, President or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     (e) Secretary. The Secretary shall (1) keep the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee (if designated), and all other committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Chairman, Co-Chairman, President or by the Board of Directors.

     (f) Assistant Secretaries and Assistant Treasurers. At the request of the Secretary or in his absence or disability, one or more Assistant Secretaries designated by him or by the Board of Directors shall have all the powers of the Secretary for such period as he or it may designate or until he or it revokes such designation. At the request of the Treasurer or in his absence or disability, one or more Assistant Treasurers designated by him or by the Board of Directors shall have all the powers of the Treasurer for such period as he or it may designate or until he or it revokes such designation. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman, Co-Chairman, President or the Board of Directors.

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                                    ARTICLE V

                                  CAPITAL STOCK

     5.1. Stock Certificates. (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman, Co-Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

     (b) If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

     (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued.

     (e) All certificates surrendered to the Corporation shall be cancelled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

     5.2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

     5.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

     5.4. Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

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     5.5. Transfer Agent; Registrar; Rules Respecting Certificates. The
Corporation may maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     5.6. Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5.7. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE VI

                       SECURITIES HELD BY THE CORPORATION

     6.1. Voting. Unless the Board of Directors shall otherwise order, the Chairman, Co-Chairman, President, any Vice President, the Secretary or the Treasurer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

     6.2. General Authorization to Transfer Securities Held by the Corporation.
(a) Any of the following officers, to wit: the Chairman, Co-Chairman, President, any Vice President and the Treasurer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

     (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph
(a), a certificate of the Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such officers is still in full force and effect.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1. Signatories. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.2. Seal. The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

     7.3. Notice and Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee of the Board is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. Neither the business nor the purpose of any meeting need be specified in such a waiver.

     7.4. Amendment of By-Laws. (a) By Board of Directors. The by-laws of the Corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided however, that Sections 3.4 and Section 7.4(a) of these by-laws may be altered, amended or repealed only by action of the stockholders acting pursuant to Section 7.4(b) hereof.

     (b) By Stockholders. The by-laws of the Corporation may also be altered, amended or repealed or new by-laws may be made or adopted by the vote of a majority in interest of the stockholders represented and entitled to vote upon the election of directors, at any meeting at which a quorum is present. Notwithstanding the preceding sentence, the affirmative vote of holders of at least 66?2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Sections 2.4, 2.14, 3.2 (b), 3.3(b), or this Section 7.4(b).

     7.5. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     7.6. Fiscal Year. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on March 31.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.

     8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or 8.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article VIII or otherwise shall be on the Corporation.

     8.4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, by-laws, agreement, vote of stockholders or directors or otherwise.

     8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     8.6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the

Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     8.7. Nature of Rights. The rights conferred upon indemnitees in this
Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

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